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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
FLOW INTERNATIONAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FLOW INTERNATIONAL CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

AUGUST 28, 2002

To the Shareholders of Flow International Corporation:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Flow International Corporation, a Washington corporation, will be held on Wednesday, August 28, 2002, at 10:00 a.m., Pacific Daylight Time, at Benaroya Hall, 200 University Street, Seattle, Washington, for the following purposes as described in the attached Proxy Statement:

1.
To elect three directors to hold office for three-year terms ending at the 2005 Meeting of Shareholders or until their respective successors are elected and qualified.

2.
To transact such other business as may properly come before such meeting or any adjournment thereof.

        Pursuant to the Bylaws, the Board of Directors has fixed the close of business on July 5, 2002, as the record date for determination of shareholders of the Company entitled to receive notice of and to vote at the Annual Meeting.

        So far as Management is aware, no business will properly come before the Annual Meeting other than the matters set forth above.

IF YOU CANNOT BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD APPOINTING RONALD W. TARRANT AND JOHN S. LENESS, OR EITHER OF THEM, AS YOUR PROXIES.

                      John S. Leness
                      Secretary

KENT, WASHINGTON
July 30, 2002

IT IS IMPORTANT THAT YOUR STOCK BE VOTED

FLOW INTERNATIONAL CORPORATION
23500 64th Avenue South
KENT, WASHINGTON 98032

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD AUGUST 28, 2002

        The following proxy statement is made in connection with solicitation by the Board of Directors of Flow International Corporation (the "Company") of the enclosed proxy for use at the Annual Meeting of Shareholders.

        Shares presented by properly executed proxy in the accompanying form will be voted at the meeting and, where instructions have been given by the shareholder, will be voted in accordance with such instructions. As stated in the proxy, if no instructions are given, the shareholder's shares will be voted according to the recommendations of the Board of Directors. The proxy may be revoked at any time before its exercise by sending written notice of revocation to the Secretary of the Company, or by signing and delivering a proxy which is dated later, or, if the shareholder attends the meeting in person, by giving notice of revocation to the meeting judge.

        At the date of this statement, the only matter that management intends to present is the election of directors. If any other matters are properly brought before the meeting, the enclosed proxy gives discretionary authority to the persons named in such proxy to vote the shares in their best judgment.

        The fiscal 2002 Annual Report of the Company is enclosed herewith. The approximate mailing date of this proxy material is August 2, 2002.

OUTSTANDING SECURITIES AND VOTING RIGHTS

        The Company has only one class of capital stock outstanding entitled to be voted at the Annual Meeting, Common Stock with voting rights. On July 5, 2002, the record date for determining the shareholders entitled to vote at the Annual Meeting, there were 15,359,517 shares of Common Stock outstanding and entitled to vote. The last sale on the record date of the Company's Common Stock, as reported by NASDAQ, was $5.90 per share.

        Each share entitles the holder to one vote on all matters presented for shareholder approval including one vote for each director. There are no cumulative voting rights. The presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the Annual Meeting. Under Washington law and the Company's Articles of Incorporation, if a quorum is present, a nominee for election to a position on the Board of Directors will be elected as a director if the votes cast for the nominee exceed the votes cast against the nominee and exceed the votes cast for any other nominee for that position. Abstentions and "broker non-votes" (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. For the election of directors, abstentions and broker non-votes will have the effect of neither a vote for nor a vote against the nominee.

ELECTION OF DIRECTORS

        According to the Articles of Incorporation and Bylaws, the Board of Directors shall be composed of no more than nine directors who are divided (as closely as possible) into three equal classes.

        At the meeting three directors will be elected to serve for three-year terms expiring on the date of the 2005 Annual Meeting of Shareholders. Of the remaining directors, three are serving terms that will not expire until the 2003 Annual Meeting of Shareholders and three are serving terms that will not expire until the 2004 Annual Meeting of Shareholders. Each director elected will continue in office until his or her successor has been elected, or until his or her resignation or removal in the manner provided by the Articles of Incorporation and Bylaws of the Company.

        The names of those persons nominated by the Board of Directors for the position of director of the Company and the names of the directors of the Company whose terms will continue after the Annual Meeting are listed below, accompanied by brief biographies. Shares represented by a properly executed proxy in the accompanying form will be voted for such nominees. Discretionary authority is reserved to vote such shares in the best judgment of the persons named in the proxy in the event that any person or persons other than the nominees listed below are to be voted upon at the meeting due to the unavailability of any nominee so listed.

        There are no family relationships between any nominee, director, or executive officer of the Company.

        The affirmative vote of a plurality of the votes cast by shareholders present in person or by proxy and entitled to vote at the meeting, a quorum being present, is required to elect the nominees listed below.

        The names of the nominees for directors and the continuing directors, together with certain information regarding them, are as follows:

Nominees (for terms of three years):

        Kathryn L. Munro (age 54) is Chairman and Chief Executive Officer of Bridge West, a technology investment company. She previously held a variety of senior management positions in both the commercial and retail areas of Seafirst Bank and Bank of America, most recently as Chief Executive for Bank of America's Southwest Banking Group. Ms. Munro began her banking career in 1980. She was elected to the Board in 1996 and her current term expires in 2002. Ms. Munro currently serves on the corporate boards of Pinnacle West and Capitol Bancorp. She also serves on the board of The Bank Administration Institute in Chicago and numerous community boards in Phoenix, including Valley of the Sun United Way, Greater Phoenix Leadership and national board of advisors for University of Arizona School of Business. Ms. Munro holds a M.B.A. from the University of Washington.

        Sandra F. Rorem (age 61) is the President and Chief Executive Officer of ClearMedical, Inc. a medical device manufacturing and reprocessing company located in Bellevue, Washington. Ms. Rorem was first elected to the Board in 1996 and her current term expires in 2002. Ms. Rorem founded and remains active in Distinctive Solutions, LLC, a consulting and advisory organization. She was Chief Executive Officer of Medalia HealthCare, LLC in Seattle, Washington from 1994 to 1998. Prior to joining Medalia she served seventeen years with the Providence Health System and previously was with the Fairview Health System and the University of Minnesota, both in Minneapolis, Minnesota. Ms. Rorem holds a M.B.A. from the University of Washington.

        Dean D. Thornton (age 73) retired from The Boeing Company in 1994 where he had been Executive Vice President, a member of the executive council, and since 1985, President of Boeing Commercial Airplane Group. Mr. Thornton has been serving as a director of the Company since 1993 with his current term expiring in 2002. Mr. Thornton has indicated he would like to retire from the Board, but has agreed to serve as Director until a qualified successor can be found. He joined Boeing in 1963 as Assistant Treasurer and was elected Treasurer in 1966. Mr. Thornton served in a variety of executive assignments including Vice President of Finance, Contracts and International Operations for the commercial airplane company and Vice President—General Manager of the 767 Division. He is a member of the Board of Trustees of the Seattle Art Museum and is on the corporate board of Cray Inc. Mr. Thornton received a B.S. in business from the University of Idaho in 1952.

The Board of Directors
Recommends a Vote FOR the
Election of the Above Nominees
for the Board of Directors

Continuing Directors:

        Ron D. Barbaro (age 70) Chair and Chief Executive Officer, Ontario Lottery and Gaming

Corporation; former President of The Prudential Insurance Company of America, responsible for world-wide operations, retired in 1993. He was responsible for Prudential's Canadian operation from 1985 to 1990. Mr. Barbaro was elected to the Board in 1995 and his current term expires in 2004. Mr. Barbaro also serves on the boards of The Thomson Corporation, TransGlobal Life Insurance Company, (Alberta), VoxCom Inc., and ChoicePoint Inc. (Atlanta).

        Daniel J. Evans (age 76) has been Chairman of Daniel J. Evans Associates, a consulting firm in Seattle, since 1989. Mr. Evans was appointed to the Company's Board of Directors in 1991 and his current term expires with the 2003 Annual Meeting. From 1965 through 1977 Mr. Evans was Governor of the State of Washington. From 1977 through 1983 he was President of The Evergreen State College. In 1983 he was appointed to the United States Senate to fill the seat of the late Senator Henry M. Jackson and won a special election to serve the remaining five years of the term. He did not seek a second term. Mr. Evans chaired the National Academy of Sciences Commission on Policy Options for Global Warming and is co-chair of the Washington Wildlife and Recreation Coalition. Mr. Evans serves as director of Western Wireless Inc., Cray Inc., Attachmate, Inc., National Information Consortium and Archimedes Technology, Inc. Mr. Evans also serves as a member of the Board of Regents of the University of Washington, and in 1999, the Board voted to rename the Graduate School of Public Affairs at the University of Washington, "The Daniel J. Evans School of Public Affairs." Mr. Evans received a B.S. in 1948, and a M.S. in 1949, in civil engineering from the University of Washington.

        Arlen I. Prentice (age 64) is Chairperson and Chief Executive Officer of Kibble & Prentice, Inc., which provides insurance and financial consulting services. He has served as a director of the Company since 1993 and his current term expires in 2004. He has been Chairman or President of Kibble & Prentice for the past twenty-six years. Mr. Prentice serves as a director of Northland Telecommunications Corporation and Starbucks Coffee Company. He is also a managing director of Chartwell Capital, a Jacksonville, Florida-based venture capital firm.

        J. Michael Ribaudo (age 59) is Chairman and Chief Executive Officer of Surgical Synergies, Inc., a company that develops, acquires and operates surgery centers. Dr. Ribaudo was elected to the Board in 1995 and his current term expires in 2004. He also serves as a consultant to Healthsouth, a provider of rehabilitation services, which he joined in January of 1995 when Outpatient Surgery Center, a chain of free-standing ambulatory surgery centers he founded in 1985, merged with Healthsouth. Dr. Ribaudo graduated from Louisiana State University in 1963 and Louisiana State Medical School in 1967 with graduate medical school training at Emory University, Washington University and New York University. He received postgraduate training at Harvard Law School, Kellogg Business School and Stanford Graduate School of Business.

        Kenneth M. Roberts (age 55) is President and Chief Investment Officer of Ken Roberts Investment Management, Inc., an investment advisory firm. Mr. Roberts is also President and Chief Executive Officer of Ken Roberts Financial Services, Inc. Mr. Roberts was appointed to the Company's Board of Directors in 1991 and his current term expires with the 2003 Annual Meeting. Mr. Roberts was, until November 1994, President and Chief Investment Officer of Ken Roberts Advisory Group, an investment advisory firm and subsidiary of the Spokane, Washington, office of Smith Barney Shearson, Inc. From 1981 to 1991 he was Vice President of Shearson Asset Management and Foster & Marshall Management, investment advisors, and President of Shearson Lehman Fundamental Value Fund, a registered investment company. From 1987 to 1991, Mr. Roberts was also a director of Shearson Lehman Fundamental Value Fund. Mr. Roberts currently serves on the Finance Advisory Board of Washington State University. Mr. Roberts received a B.A. from Whitworth College in 1968 and a M.B.A. from the Harvard Graduate School of Business in 1971.

        Ronald W. Tarrant (age 65) assumed the position of President and Chief Executive Officer in 1991. Mr. Tarrant succeeded Mr. Lloyd Andrews as Chairman following the 1994 Annual Meeting of Shareholders. Mr. Tarrant was appointed to the Board in 1991 and his current term expires with the 2003 Annual Meeting. He came to the Company from Augat, Inc., a New York Stock Exchange listed company, where, since 1987, he had been a corporate officer and Division Vice President of the Augat Communications Division,

a manufacturer of equipment for the cable television and telecommunications industries. Mr. Tarrant was President of Telzon, Inc., prior to Augat's purchase of Telzon in 1984, and President of the subsidiary from 1984 to 1986. Mr. Tarrant also serves on the boards of Western Garnet Corporation, a Canadian company, MicroSurgical Technology, Hart Crowser, Inc., the Association for Manufacturing Technology and Northwest Industry Partnership. He is also a member of the Board of Trustees for PONCHO and the Board of Trustees for Asbury College. Mr. Tarrant received a B.A. from Asbury College in 1959.

        The Board of Directors held five meetings during the fiscal year ended April 30, 2002. All directors attended at least 75% of all Board and Committee meetings. The numbers of meetings of each Committee of the Board are described below.

COMMITTEES OF THE
BOARD OF DIRECTORS

        The Company has an Audit Committee, a Compensation and Plan Administrator Committee, a Mergers and Acquisitions Committee and a Nominating Committee.

        Audit Committee.    The function of the Audit Committee is to monitor the effectiveness of the audit effort and the Company's financial and accounting organization and financial reporting and to select a firm of certified public accountants whose duty it is to audit the books and accounts of the Company for the fiscal year for which they are appointed. The Audit Committee has adopted a charter requiring, among other things, that members of the Committee be independent of management, free of any relationship that would interfere with their independent judgment and have a minimum level of financial competency. The members of the Audit Committee are Dean D. Thornton, Kathryn L. Munro and Kenneth M. Roberts. The Audit Committee held four meetings in the fiscal year ended April 30, 2002.

        Compensation and Plan Administrator Committee.    The function of the Compensation and Plan Administrator Committee is to structure the Company's executive compensation program, to set compensation guidelines for officers and management of the Company and to review and approve compensation for the Chairman and the Chief Executive Officer. The Committee also acts as Administrator of the Company's stock option plans, determining the terms, amounts and recipients of stock option grants. The members are Arlen I. Prentice, Ron D. Barbaro and Daniel J. Evans. There was one meeting of the Compensation and Plan Administrator Committee during the fiscal year ended April 30, 2002.

        Mergers and Acquisitions Committee.    The function of the Mergers and Acquisitions Committee is to review potential opportunities for acquisitions, mergers or similar transactions. The members of the Mergers and Acquisitions Committee are Kenneth M. Roberts, Sandra F. Rorem, J. Michael Ribaudo and Ronald W. Tarrant. There were no formal meetings of the Mergers and Acquisitions Committee during the fiscal year ended April 30, 2002.

        Nominating Committee.    The function of the Nominating Committee is to recommend to the Board individuals to fill Board vacancies and to consider issues of Board composition and organization. Daniel J. Evans, Arlen I. Prentice and Sandra F. Rorem serve on the Nominating Committee. The Nominating Committee met once during the fiscal year ended April 30, 2002.

        The Company pays directors who are not employees of the Company an annual retainer of $6,000, $1,000 for each Board meeting attended in person or $500 for each Committee or telephonic meeting, up to a maximum of one Board and one Committee fee per day, and $600 per day or $300 per half-day or part thereof, for time spent on business of the Company at the request of the Chairman of the Board of Directors, and reimburses them for related out-of-pocket travel and other expenses. Committee chairs are paid $750 per Committee meeting in lieu of the regular $500 fee. Directors also receive grants of options under the 1987 Stock Option Plan for Nonemployee Directors. The Company has adopted a retirement policy providing that directors will receive, following their retirement, annual amounts equal to the annual retainer paid to them at the time of retirement, for a period equal to the director's years of service on the Board, up to a maximum of nine years.

MANAGEMENT

Executive Officers

        The executive officers of the Company are:

Name	Age	Position
Ronald W. Tarrant	65	Chairman, President and Chief Executive Officer
Pat Adams	49	President and Chief Executive Officer, Avure Technologies, Incorporated
Terry D. Alkire	48	Executive Vice President, International Operations
Mark D. Bevins	44	Vice President, Midwestern Operations
Thomas C. Johnson	49	Senior Vice President of Global Manufacturing
Richard A. LeBlanc	47	Executive Vice President, Business Manager/Americas
John S. Leness	42	General Counsel and Corporate Secretary
Michael R. O'Brien	36	Chief Financial Officer
Stephen D. Reichenbach	40	Chief Financial Officer, Avure Technologies, Incorporated
Felix M. Sciulli	50	Senior Vice President of Global Engineering/ Research and Development

        Each executive officer of the Company is elected or appointed annually by the Board of Directors.

        Pat Adams joined Flow in 2001 as President and Chief Executive Officer of Avure Technologies, Incorporated, Flow's wholly-owned subsidiary, that runs the food safety technologies business. Prior to joining Flow, Mr. Adams was President of IBA's Food Safety Division from 1998 to 2001, where he led the expansion of IBA's food irradiation business. From 1995 through 1998, Mr. Adams was President of VestCorp, a private investment consortium and holding company. Mr. Adams has managed companies in the sterilization industry since 1976.

        Terry D. Alkire joined the Company in 1985. Mr. Alkire has served as Manager of Sales in Europe, Director of Environmental Applications in the United States, Vice President European Sales and Marketing, General Manager, Foracon, Vice President International Operations, and he became Executive Vice President in August 1998.

        Mark D. Bevins joined the Company in April 1998 when the Company purchased CIS Robotics, Inc. Mr. Bevins founded CIS Robotics in 1986, and, following the acquisition, continued as a Vice President of the Company. Mr. Bevins was appointed Vice President for Midwestern Operations in 2000.

        Thomas C. Johnson joined the Company in August 1996 as Vice President of Manufacturing. Mr. Johnson became Senior Vice President, Manufacturing Technology in October of 1999. Prior to joining Flow, he was employed by the Kenworth Truck Company Division of PACCAR for sixteen years, serving as Plant Manager and before that as Assistant Plant Manager.

        Richard A. LeBlanc joined the Company in 1994 as Vice President of Sales. Mr. LeBlanc became Executive Vice President in August 1998. Prior to joining the Company, he was employed by the ASI Robotic Systems Division of Cargill Detroit Corporation for ten years, serving as Manager of Sales and Marketing and before that in direct sales.

        John S. Leness joined the Company in June 1990 as its Corporate Counsel, became General Counsel in December 1990, was appointed Assistant Secretary in January 1991 and Secretary in February 1991. Prior to joining the Company, Mr. Leness had been associated since 1986 with the Perkins Coie law firm.

        Michael R. O'Brien joined the Company in June 1999 as Controller and became Chief Financial Officer in September 2001. Prior to joining the

Company, he was employed by Alistar Manufacturing Group, a manufacturer of high precision plastic components, for four years as Chief Financial Officer. Mr. O'Brien also served as Controller of Tempress, Inc., a manufacturer of truck interior components, for three years and prior to that was an external auditor for KPMG Peat Marwick.

        Stephen D. Reichenbach joined the Company in September 1992 when the Company acquired Spider Staging Corporation, was appointed Treasurer in March 1993, Vice President of Finance in 1996 and Executive Vice President in March 1997. Mr. Reichenbach became Chief Financial Officer of Avure Technologies, Incorporated in September 2001. Prior to joining the Company, Mr. Reichenbach had been associated since 1989 with Spider Staging Corporation as its Controller and had been with Ernst & Whinney from 1985 to 1989.

        Felix M. Sciulli joined the Company in October 1995 as Vice President of Engineering. Mr. Sciulli became Senior Vice President, Engineering and Research and Development in June 2000. Prior to joining Flow, he was with Equimeter, Inc., a division of BTR plc (acquired from Rockwell International Corporation), for six years as Director of Engineering and Research and Development. Mr. Sciulli also spent thirteen years with Rockwell in various engineering and research roles, and three years with Westinghouse Electric Corporation.

        Ronald W. Tarrant (Biographical information for Mr. Tarrant appears above).

STOCK OWNERSHIP OF MANAGEMENT AND OF PRINCIPAL SHAREHOLDERS

        The following table sets forth information as of July 5, 2002, with respect to each shareholder known by the Company to be the beneficial owner of more than five percent (5%) of any class of voting securities of the Company, each director, those executive officers listed in the Summary Compensation Table below and all directors and executive officers of the Company as a group. Currently, the Company's sole class of voting securities outstanding is Common Stock. Except as noted below, each person has sole voting and investment powers with respect to the shares shown. The address for each of the persons listed below, is 23500 64th Avenue South, Kent, Washington 98032.

Management

Name and Position	Number of Shares		Percent of Outstanding Shares
Pat Adams, Executive Officer	50,000	(1)	0.3%
Terry D. Alkire, Executive Officer	161,568	(2)	1.0%
Ron D. Barbaro, Director	74,875	(3)	0.5%
Mark D. Bevins, Executive Officer	53,500	(4)	0.4%
Daniel J. Evans, Director	113,875	(5)	0.7%
Thomas C. Johnson, Executive Officer	20,000	(6)	0.1%
Richard A. LeBlanc, Executive Officer	111,000	(7)	0.7%
John S. Leness, Executive Officer	208,986	(8)	1.4%
Kathryn L. Munro, Director	59,875	(9)	0.4%
Michael R. O'Brien, Executive Officer	5,000	(10)	0.03%
Arlen I. Prentice, Director	140,954	(11)	0.9%
Stephen D. Reichenbach, Executive Officer	222,874	(12)	1.5%
J. Michael Ribaudo, Director	199,749	(13)	1.3%
Kenneth M. Roberts, Director	234,875	(14)	1.5%
Sandra F. Rorem, Director	63,735	(9)	0.4%
Felix M. Sciulli, Executive Officer	39,299	(15)	0.3%
Ronald W. Tarrant, Executive Officer and Director	556,417	(16)	3.6%
Dean D. Thornton, Director	84,875	(17)	0.6%
All directors and officers — as a group (18 persons)	2,401,457	(18)	15.6%

(1)
Includes options exercisable within 60 days for 50,000 shares of Company Common Stock.
(2)
Includes options exercisable within 60 days for 150,000 shares of Company Common Stock.
(3)
Includes options exercisable within 60 days for 69,875 shares of Company Common Stock.
(4)
Includes options exercisable within 60 days for 42,500 shares of Company Common Stock.
(5)
Includes options exercisable within 60 days for 79,875 shares of Company Common Stock.
(6)
Includes options exercisable within 60 days for 20,000 shares of Company Common Stock.
(7)
Includes options exercisable within 60 days for 111,000 shares of Company Common Stock.
(8)
Includes options exercisable within 60 days for 202,000 shares of Company Common Stock.
(9)
Includes options exercisable within 60 days for 59,875 shares of Company Common Stock.
(10)
Includes options exercisable within 60 days for 5,000 shares of Company Common Stock.
(11)
Includes options exercisable within 60 days for 84,875 shares of Company Common Stock.
(12)
Includes options exercisable within 60 days for 218,500 shares of Company Common Stock.
(13)
Includes options exercisable within 60 days for 69,875 shares of Company Common Stock.
(14)
Includes options exercisable within 60 days for 64,875 shares of Company Common Stock.
(15)
Includes options exercisable within 60 days for 38,000 shares of Company Common Stock.
(16)
Includes options exercisable within 60 days for 500,000 shares of Company Common Stock.
(17)
Includes options exercisable within 60 days for 74,875 shares of Company Common Stock.
(18)
Includes options exercisable within 60 days for 1,901,000 shares of Company Common Stock.

Other Beneficial Owners

Name and Position	Number of Shares		Percent of Outstanding Shares
Brown Capital Management, Inc. 1201 North Calvert Street Baltimore, Maryland 21202	1,928,900	*	12.6%
Lord Abbett & Co. 767 Fifth Avenue New York City, New York 10153	1,237,833	*	8.1%
ICM Asset Management, Inc. West 601 Main Ave., Suite 600 Spokane, Washington 99201	1,467,900	*	9.6%
John Hancock Financial Services Post Office Box 111 Boston, Massachusetts 02117	852,253	**	5.5%

*
Based on filings made pursuant to Sections 13(a) and (g) of the Exchange Act.

**
Shares issuable upon exercise of warrants.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater-than-ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended April 30, 2002, all Section 16(a) filing requirements were complied with.

Executive Compensation

Summary Compensation Table

        The following table sets forth information for the years ended April 30, 2002, 2001 and 2000, with respect to the Chief Executive Officer and each of the four other highest paid executive officers of the Company whose aggregate cash compensation in fiscal 2002 exceeded $100,000:

Long Term Compensation
Annual Compensation
Name and Principal Position					Number of Stock Options	All Other Compensation*
	Year	Salary	Bonus
Ronald W. Tarrant Chairman, President and Chief Executive Officer	2002 2001 2000	$400,005 400,005 399,043	$0 0 183,333	(1)	0 100,000 250,000	$37,835 42,496 84,492
Pat Adams President and Chief Executive Officer, Avure Technologies, Incorporated	2002 2001 2000	$185,589 0 0	$0 0 0		100,000 0 0	$66,995 0 0
Terry D. Alkire Executive Vice President, International Operations	2002 2001 2000	$201,510 212,893 189,623	$0 0 36,000		5,000 65,000 0	$48,289 7,100 14,839
Richard A. LeBlanc Executive Vice President, Business Manager/Americas	2002 2001 2000	$198,515 197,784 191,113	$0 0 30,000		40,000 65,000 0	$14,621 14,161 13,153
Stephen D. Reichenbach Chief Financial Officer, Avure Technologies, Incorporated	2002 2001 2000	$177,411 170,784 149,490	$0 0 50,000		0 65,000 0	$21,196 32,837 55,240

*
Includes Company contributions to the 401(k) Plan and the Flow International Corporation Executive Deferral Plan and amounts paid on loans.

(1)
Includes amounts paid in connection with the execution of an employment agreement. See "Compensation Committee Report."

Option Grants Table
Fiscal 2002

        The following table sets forth certain information regarding options granted to the Company's Chief Executive Officer and each of the individuals named in the Summary Compensation table during the fiscal year ended April 30, 2002 with respect to performance during fiscal 2002.

Individual Grants
							Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (10 Years)
		Percent of Total Options Granted to Employees in Fiscal Year
Name	Number of Options Granted			Exercise Price ($/Share)		Expiration Date
							5%		10%
Ronald W. Tarrant	0	—			—	—		—		—
Pat Adams	100,000	12.8759%			$11.70	8/8/11		$735,807		$1,864,679
Terry D. Alkire	5,000.6438%				$8.76	10/1/11		$27,546		$69,806
Richard A. LeBlanc	15,000 25,000	1.9314 3.2190	% %	$ $	8.76 10.22	10/1/11 3/1/12	$ $	82,637 160,682	$ $	209,418 401,201
Stephen D. Reichenbach	0	—			—	—		—		—

Aggregated Option Exercises in Fiscal 2002
and Fiscal Year-End Option Values

        The following table sets forth certain information regarding options exercised during the year ended April 30, 2002, by the Company's Chief Executive Officer and each of the individuals named in the Summary Compensation Table.

			Total Number of Unexercised Options at Fiscal Year-End		Value of Unexercised in-the-Money Options at Fiscal Year-End(1)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Ronald W. Tarrant	0	0	525,000	300,000	$1,217,000	$181,250
Pat Adams	0	0	0	100,000	0	0
Terry D. Alkire	0	0	117,500	37,500	$90,050	$9,200
Richard A. LeBlanc	5,000	$26,993	78,500	77,500	$64,505	$37,100
Stephen D. Reichenbach	1,500	$9,798	186,000	32,500	$264,081	0

(1)
Calculated using $10.60, the closing price of the Company's Common Stock as reported by NASDAQ on May 1, 2002.

Compensation Committee Report

        The Compensation and Plan Administrator Committee has adopted the following philosophy statement:

          Flow International believes that the purpose of compensation is to attract, motivate, and retain excellently performing employees throughout the Company. Furthermore, Flow also believes that pay programs, especially those for top executives, should be designed in a manner that aligns employee interests with those of the shareholders. In view of these two beliefs, executive compensation programs at Flow International will be designed to meet the following objectives:

  •
  Base salaries will be targeted at the seventy-fifth percentile of competitive practice based on the results of surveys.

  •
  Bonus or incentive compensation will be based on individual, unit, and/or total company performance. At least 50% of executive bonuses will be tied directly to overall company results.

  •
  Stock options will be granted, as appropriate, by the Board in accordance with the current stock compensation plan.

  •
  To more closely align executive interests with those of the shareholders, executives will be required to achieve established stock ownership goals

          The administration of the compensation programs will be directed toward ensuring that executives are paid fairly and competitively while maintaining a strong relationship between the overall performance of Flow International and the level of compensation.

        The Committee's decisions are presented to and are subject to final approval by the Board of Directors. The Committee also believes that the shareholders' interests will be best served if all employees of the Company are also shareholders. The Company has implemented programs to grant options to all employees so that they will become shareholders. In order to implement its philosophy, the Committee has implemented an executive compensation program with the following elements:

        Base Salary.    Consistent with the Committee's philosophy, base salaries for fiscal 2002 had been based on comparisons to salary levels at comparable companies with the goal of setting levels at the seventy-fifth percentile. In its review, the Committee relied on data compiled by the Company's Human Resources group and outside survey data for each Company executive. For fiscal 2002, executive salaries were not adjusted.

        Bonus Program.    The Committee believes that shareholder return in the short term will be maximized by ensuring the Company achieves good operating results. The Committee structured the Company's fiscal 2002 executive bonus program so that annual bonuses could have been paid based on achievement of target levels of expense reduction and profit improvement. Those levels were not achieved. No bonuses were paid for fiscal 2002.

        Stock Options.    In order to provide management with incentives to maximize long-term shareholder returns, the Committee, as administrator of the Company's stock option plans, grants stock options to management. The Committee believes that such grants will encourage management to pursue long-term strategies that will increase the price of the Company's shares. The grants are generally made annually at the time of the Committee's annual review of executive compensation.

        Chief Executive Officer.    The Committee specifically reviews the performance of the Chairman, President and Chief Executive Officer in the course of its review of the Company's executive compensation program. The Committee's evaluation of the compensation for the President, Chairman and Chief Executive Officer is based not only on the Company's financial performance during the fiscal year, but also on achievement of long-term strategic goals. In order to ensure the Company of the continuing services of its Chief Executive Officer, the Committee entered into an employment contract with Mr. Tarrant beginning in May of 1999. As an inducement to enter into the agreement, Mr. Tarrant was paid a bonus and granted options to purchase shares of the Company's stock. Under the terms of this agreement,

Mr. Tarrant agreed to remain as Chairman and active in management for three years and as Chairman or consultant for an additional three years. The Company has agreed to pay a base salary of $400,000 per year, and an annual bonus of up to 70% of the base salary. During the course of the year the Committee monitors the Company's performance and meets both with and without management to evaluate the Company's results.

        The Board of Directors has also approved agreements with the Company's senior executives that provide for continuation of their salaries in the event their jobs are eliminated or their responsibilities materially reduced following a change in control of the Company. The Board believes that will ensure that executives will evaluate any possible offers for the Company in an objective manner consistent with the best interests of the Company's shareholders.

        In August of 1993, the Internal Revenue Code ("the Code") was amended to impose a limitation on the deductibility of nonperformance-based annual executive compensation in excess of $1.0 million. The Compensation Committee presently anticipates that the Company's executive compensation will either be below such levels or will be structured to qualify as "performance-based compensation" which is exempt from such limitation.

        This report is submitted by the members of the Compensation and Plan Administrator Committee. This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not be deemed filed under such acts.

                      COMPENSATION AND PLAN
                      ADMINISTRATOR COMMITTEE

                      Arlen I. Prentice — Chairman
                      Daniel J. Evans
                      Ron D. Barbaro

Compensation Committee Membership

        The Compensation and Plan Administrator Committee is composed of independent outside directors, none of whom serve on boards of companies whose boards include Company executives. Arlen I. Prentice, chairman of the Committee is Co-Chairperson and Chief Executive Officer of Kibble & Prentice, Inc., a company that, together with its wholly-owned subsidiary, provides insurance brokerage and employee benefits, administrative and consulting services to the Company. During fiscal 2002, payments by the Company to Kibble & Prentice, Inc. and such subsidiary for such services totaled $194,476. Mr. Prentice abstains from participating in matters where he may have a conflict of interest.

Report of the Audit Committee

        The Audit Committee is composed of three directors, Mr. Thornton, Ms. Munro and Mr. Roberts, who are all independent directors as defined under the rules of the Nasdaq Stock market and who are all also experienced in financial matters. The Board of Directors has approved a written charter for the Audit Committee; a copy was published with last year's proxy.

        The Audit Committee oversees the Company's corporate accounting reporting practices and the quality and integrity of the financial reports of the Company on behalf of the Board of Directors. Management is responsible for the Company's financial statements and the financial reporting process, including the system of internal controls. The Company's independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

        In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and the independent auditors the Company's audited financial statements contained in the Company's Annual Report on Form 10-K for the year ended April 30, 2002.

        The Audit Committee meets with the independent auditors quarterly and has discussed with them the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from the Company and its management including the matters in the written report provided to the Audit Committee as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal 2002.

                      AUDIT COMMITTEE

                      Dean D. Thornton — Chairman
                      Kathryn L. Munro
                      Kenneth M. Roberts

Audit Fees

        The aggregate fees paid to PricewaterhouseCoopers LLP, for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended April 30, 2002 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $246,000.

Financial Information Systems Design
and Implementation Fees

        There were no fees paid to PricewaterhouseCoopers LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended April 30, 2002.

All Other Fees

        The aggregate fees paid to PricewaterhouseCoopers LLP, for services rendered to the Company for the fiscal year ended April 30, 2002, other than for services described above under "Audit Fees," were $414,000. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

Stock Performance Graph

        The following graph sets forth the cumulative total shareholder return to the Company's shareholders during the five-year period ending April 30, 2002, as well as overall stock market index (NASDAQ) and for those peer group indices selected for each of the Company's product lines (S & P Machine Tools and Dow Jones Factory Equipment). The Company has paid no dividends on its Common Stock.

INDEPENDENT ACCOUNTANTS

        The firm of PricewaterhouseCoopers LLP has examined the financial statements of the Company since 1981. It is anticipated that represen-tatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to answer shareholders' questions and will have the opportunity to make a statement if they so desire.

FORM 10-K AND FINANCIAL STATEMENTS

        The Company's fiscal 2002 Annual Report and Form 10-K have been mailed to you with this Proxy Statement. The Form 10-K contains the Consolidated Financial Statements of the Company and its subsidiaries and accompanying notes as of April 30, 2002 and 2001, and the report thereon by PricewaterhouseCoopers LLP.

        If any shareholder entitled to vote at this Annual Meeting wishes to receive a copy of the Company's Annual Report or Form 10-K, the Company will furnish that person, without charge, copies upon written request. Requests should be addressed:

  John S. Leness, Secretary
  Flow International Corporation
  23500 64th Avenue South
  Kent, Washington 98032

SHAREHOLDER PROPOSALS

        To be considered for presentation to the 2003 Annual Meeting of Shareholders, a shareholder proposal must be received at the offices of the Company, 23500 64th Avenue South, Kent, Washington 98032, not later than April 5, 2003.

SOLICITATION AND EXPENSES
OF SOLICITATION

        Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. The Company has retained Georgeson Shareholder—New Jersey Office to assist in the solicitation of proxies. Proxies may be solicited personally or by mail, telephone, facsimile or messenger. The Company will also pay persons holding shares of the Common Stock in their names or in the names of the nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to their principals. All of the costs of the solicitation of proxies will be paid by the Company.

OTHER MATTERS

        The Board of Directors knows of no other business which will be presented to the meeting. If any other business is properly brought before the meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

        Whether you intend to be present at this meeting or not, you are urged to return your proxy promptly.

        By order of the Board of Directors.

                      Ronald W. Tarrant
                      Chairman of the Board

PROXY

SOLICITED BY THE BOARD OF DIRECTORS
FLOW INTERNATIONAL CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
August 28, 2002

        The undersigned hereby appoints Ronald W. Tarrant and John S. Leness, or either of them, with power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated, all of the shares of stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at Benaroya Hall, 200 University Street, Seattle, Washington, on August 28, 2002, and at any adjournment of such meeting, for the following purposes and with discretionary authority as to any other matters that may properly come before the meeting, all in accordance with and as described in the Notice and accompanying Proxy Statement.

(Continued, and to be marked, dated and signed, on the other side)

^ Detach here from proxy voting card. ^

        If this Proxy is executed by you without indicating a choice regarding the nominees for director, it will be deemed to grant authority to vote FOR the nominees for director.

The Board of Directors recommends a vote FOR the nominees for Director.	Vote FOR the nominees listed below (except as marked to the contrary below).	WITHHOLD AUTHORITY to vote for the nominees listed below.
1. Election of Directors:
NOMINEES for Three-Year Terms:	☐	☐

01 Kathryn L. Munro 02 Sandra F. Rorem 03 Dean D. Thornton

Withheld for the nominees you list below: (Write that nominee's name in the space provided below.)

FLOW INTERNATIONAL CORPORATION

THIS PROXY IS SOLICITED BY MANAGEMENT. A majority of said proxies, including any substitutes, or if only one of them be present then that one, may exercise all powers granted hereunder at said meeting or any adjournment thereof. This proxy revokes any proxy to vote such shares at such meeting or any adjournment thereof heretofore given by the undersigned to anyone other than those named above.

Signature	Signature	Date

Signature must be that of him/herself. If shares are held jointly, each shareholder named should sign. If the signer is a corporation, please sign the full corporate name by duly authorized officer. If the signer is a partnership, please sign partnership name by authorized person. Executors, administrators, trustees, guardians, attorneys-in-fact, etc., should so indicate when signing.

^ Detach here from proxy voting card. ^

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